AudioCodes Ltd.

3,500,000 Ordinary Shares, par value NIS 0.01 per share

Underwriting Agreement

March 5, 2014

William Blair & Company, L.L.C.,

As representative of the several Underwriters

named in Schedule I hereto,

c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

AudioCodes Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom William Blair & Company, L.L.C. is acting as representative (the “Representative” or “you”) an aggregate of 3,500,000 Ordinary Shares, nominal value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Firm Securities”) and, at the election of the Underwriters, up to 525,000 additional Ordinary Shares (the “Optional Securities”; the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable after this Agreement has been executed and delivered.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-3 (File No. 333-193209) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(c) For the purposes of this Agreement, the “Applicable Time” is 8:54 a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), including any prospectus wrapper attached thereto, if any, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act (including that all contracts or other documents required to be filed as exhibits to the Registration Statement have been filed) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The audited consolidated financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Pricing Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto, and the unaudited consolidated financial information filed with the Commission as part of the Registration Statement and the Pricing Disclosure Package, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected historical financial data included in the Pricing Disclosure Package present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information. No other financial statements or supporting schedules are required pursuant to the requirements of the Act and the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Pricing Disclosure Package. The other financial and related statistical information included in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the books and records of the respective entities presented therein. All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), which consists of disclosures set forth under the heading “Recent Developments” in the Prospectus, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(g) The statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Pricing Disclosure Package, are based on or derived from sources that the Company believes to be reliable and accurate;

(h) (i) The Company and each of its subsidiaries filed all material national, regional, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid or remitted all taxes due and payable including with respect to all assessments received by it to the extent that the same are material and have become due. There are no tax audits, actions, claims, suits, proceedings or investigations pending, or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which if adversely determined would have a Material Adverse Effect (as hereinafter defined); nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries. Where payment is not yet due, the Company and each of its subsidiaries have established an adequate accrual for all material taxes in accordance with GAAP requirements; (ii) each of the Company and its subsidiaries are tax residents only in the country in which they are incorporated; and (iii) the Company and each of its subsidiaries incorporated in Israel has complied, in all material respects, with all applicable Israeli laws relating to Israeli goods and services taxes, Israeli value added taxes and other similar Israeli taxes;

(i) The Company and its subsidiaries, taken as whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) any change in the share capital or long-term debt of the Company and its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or vesting of restricted share units, in each case as described or referred to in the Pricing Disclosure Package) or (ii) or any material adverse change, or any development in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(j) The Company and AudioCodes, Inc., a Delaware corporation (the “U.S. Significant Subsidiary”), have good title to all property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(k) Except as described in the Pricing Disclosure Package or would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental agency or body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(l) The Company (i) has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and the U.S. Significant Subsidiary (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(m) This Agreement has been duly authorized, executed and delivered by the Company;

(n) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Share Capital” and all of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the share capital contained in the Pricing Disclosure Package and Prospectus and all of the outstanding shares of the U.S. Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of the U.S. Significant Subsidiary; with respect to share options (the “Share Options”) granted pursuant to the equity-based compensation plans of the Company (the “Company Equity Plans”), (i) each outstanding Share Option intended to qualify as a “section 102 capital gains option” under Section 102 of the Israeli Income Tax Ordinance – (New Version) 1961 (the "Ordinance") so qualifies , (ii) each grant of an Option was duly authorized no later than the date on which the grant of such share Option was by its terms to be effective and otherwise in accordance with the requirements of applicable law (the “Grant Date”) by all necessary corporate action;; (iii) each outstanding Share Option intended to qualify as a “section 102 capital gains option” under Section 102 of the Ordinance was and is currently in compliance with the applicable requirements of Section 102(b)(2) of the Ordinance and the applicable requirements of the Israel tax Authority with respect thereto, (iv) each Share Option granted pursuant to a Company Equity Plan was made in accordance with the terms of the applicable Company Stock Plan and any applicable law, and (v) each such grant was properly accounted for in accordance with U.S. GAAP;

(o) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all lines, encumbrances, equities, third party rights or claims, and will conform to the description of the Securities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been waived or complied with;

(p) The issue and sale of the Securities and the compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or a subsidiary is a party or by which the Company or a subsidiary is bound or to which any material property or assets of the Company or any of its subsidiaries is subject, (B) will not violate any of the provisions of the Articles of Association, Bylaws or other organizational documents of the Company, or the organizational documents of the U.S. Significant Subsidiary, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect , (y) the registration under the Act of the Securities, the listing of the Securities on the Tel Aviv Stock Exchange and transaction notification to the NASDAQ Global Select Market (the “NASDAQ”), the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except in the case of clauses (A), (C) and (D) as would not have a Material Adverse Effect or have a material impact on the ability to consummate this offering;

(q) Neither the Company nor (A) the U.S. Significant Subsidiary is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, as applicable, or (B) any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not have a Material Adverse Effect;

(r) The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Share Capital, under the captions “Material United States Federal and Israeli Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(s) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or a subsidiary is the subject which, if determined adversely to the Company or the applicable subsidiary or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(t) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(v) Kost, Forer, Gabbay & Kasierer (a member of Ernst & Young Global), who have audited certain consolidated financial statements of the Company, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(w) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(x) The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee that meet the independence and other requirements of, the rules and regulations of the Commission, the NASDAQ and Israel’s Companies Law (the “Companies Law”);

(y) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(aa) [INTENTIONALLY OMITTED];

(bb) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate and sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them in all material respects, and to the knowledge of the Company, the conduct of its business will not conflict in any material respect with any Intellectual Property rights of others, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiaries have received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would, or would reasonably be expected to, have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others relating to the Intellectual Property that, individually or in the aggregate, would, or would reasonably be expected to, have a Material Adverse Effect.

(cc) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(dd) Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries have (i) complied, and are presently in compliance, in all material respects, with its privacy and security policies, and with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties, (ii) have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries and (iii) have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or its subsidiaries. Except as set forth in the Pricing Disclosure Package and the Prospectus, there has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to have a Material Adverse Effect;

(ee) Except as would not have a Material Adverse Effect (i) the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged and (ii) neither the Company nor its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor the U.S. Significant Subsidiary have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(ff) [INTENTIONALLY OMITTED];

(gg) Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed therein by Item 7.B. of Form 20-F and any such related party transactions described therein are described as required by applicable law;

(hh) Neither the Company nor its subsidiaries incorporated in the United States maintain or contribute to, or otherwise have any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); the Company and its subsidiaries incorporated in the United States are in compliance in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans maintained or contributed to by the Company and its subsidiaries incorporated in the United States; no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or its subsidiaries incorporated in the United States would have any material liability;

(ii) Except as would not be a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(jj) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person (A) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; or (B) granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(kk) The holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to subscribe for the Securities that have not been complied with or otherwise effectively waived; none of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company Equity Plans, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(ll) None of the Company, its subsidiaries or, to the Company’s knowledge, any of their respective affiliates does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or any joint venture partner or other person or entity, in a manner that violates any U.S. sanctions administered by OFAC or in a manner which is prohibited under the Israeli Trading with the Enemy Ordinance – 1939;

(mm) The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law – 2000, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(nn) Neither the Company nor its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; The foregoing representation and warranty shall also be deemed given to laws of non-U.S. jurisdictions similar to the FCPA, including, without limitation, Section 291A of the Israel Penal Law 5737-1977 and the rules and regulations thereunder;

(oo) The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended (the “Israeli Securities Law”) and the regulations promulgated thereunder in connection with the transactions contemplated hereby, and assuming the Underwriters did not engage in Israel in any form of solicitation, advertising or other action constituting an offer or a sale to initial purchasers who are not specified in Section 15A(b) of the Israeli Securities Law in connection with the transactions contemplated hereby, the Company would not be required to publish a prospectus in the State of Israel under the laws of the State of Israel for the transactions contemplated hereby; the Company has filed all reports, required to be filed by the Company with the Israeli Securities Authority (“ISA”) and the Tel Aviv Stock Exchange (such documents, together with any of the exhibits thereto or documents incorporated by reference therein, as filed with or furnished to the ISA or the Tel Aviv Stock Exchange, the “Company ISA Documents”). As of their respective effective dates and as of their respective ISA filing dates, the Company ISA Documents complied as to form in all material respects with the requirements of the Israeli Securities Law applicable to such Company ISA Documents, and none of the Company ISA Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company ISA Documents is the subject of ongoing ISA review or outstanding ISA investigation and the Company ISA Documents were filed in compliance with the applicable requirements of the Israeli Securities Law. There are no outstanding or unresolved comments received from the ISA or its staff. No subsidiary of the Company is subject to the reporting requirements of the Israeli Securities Law;

(pp) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the current taxable year or any subsequent taxable year in the foreseeable future;

(qq) The Company qualifies as a “foreign private issuer” within the meaning of Rule 405 under the Act;

(rr) Assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence, the existence of a permanent establishment in Israel or any substantial activity of such Underwriter in Israel, no stamp or other issuance or transfer taxes or duties or other similar fees or charges, and no capital gains, income, withholding, value added or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement by the parties hereto; (2) the issuance, sale or delivery of the Securities to or for the respective accounts of the Underwriters as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement; or (3) the sale and delivery outside of the State of Israel by the Underwriters of the Securities to the purchasers thereof (assuming such purchasers are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel) in the manner contemplated pursuant to the terms of this Agreement.

(ss) Neither the Company nor any of its subsidiaries is in violation of any condition, requirement or undertaking (i) with respect to any funding, benefits or incentives granted to the Company or any of its subsidiaries under the Law for Encouragement of Industrial Research and Development, 5744-1984 and the regulations, rules and circulars promulgated thereunder, including such granted by the Office of the Chief Scientist in the Israeli Ministry of Economy (formerly: the Ministry of Industry, Trade and Labor) (the “Chief Scientist”) or (ii) with respect to any grants, benefits, reduced tax rates or incentives provided to the Company or any of its subsidiaries under the Law for Encouragement of Capital Investments, 1959 (the "Investment Law"), except in each case of (i) and (ii) such violation which would not reasonably be expected to result in a loss of a material funding, benefit or incentive. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “privileged enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise status” and “benefitted enterprise” status and to grants and benefits from the Chief Scientist and/or the Investment Center or the tax authority in accordance with the Investment Law, was true, correct and complete in all material respects when supplied to the appropriate authorities;

(tt) Except as would not have a Material Adverse Effect, (i) no labor related litigation, and no labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, (ii) the Company and its subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements applicable to their employees and (iii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors;

(uu) The Company has not sold or issued any securities that would be integrated with the offering of Securities contemplated by this Agreement pursuant to the Act, the rules and regulations thereunder or the interpretations thereof by the Commission;

(vv) There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ww) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital share, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; and

(xx) The U.S. Significant Subsidiary is the only subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 of the Act; all subsidiaries of the Company other than the U.S. Significant Subsidiary, when considered in the aggregate, as a single subsidiary, would not constitute a “significant subsidiary.”

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $7.52, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 525,000 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities, if any. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as William Blair & Company, L.L.C. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the William Blair & Company, L.L.C. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on March 10, 2014 or such other time and date as William Blair & Company, L.L.C. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by William Blair & Company, L.L.C. in the written notice given by William Blair & Company, L.L.C. of the Underwriters’ election to purchase such Optional Securities, or such other time and date as William Blair & Company, L.L.C. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, at 233 S. Wacker, Suite 5800, Chicago, Illinois 60606 (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of William Blair & Company, L.L.C. (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, restricted stock units, restricted stock or other equity awards to acquire Ordinary Shares granted pursuant to the Company Equity Plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of Ordinary Shares upon the exercise of any such options, restricted share units or other equity awards to acquire Ordinary Shares, (D) the filing by the Company of registration statements on Form S-8 with respect to the Company’s benefit plans that are referred to in the Prospectus, and (E) Ordinary Shares issued upon exercise of outstanding warrants or convertible debt; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless William Blair & Company, L.L.C. waives, in writing, such extension, except that such extension will not apply if the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any Underwriter during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide William Blair & Company, L.L.C. with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list, subject to notice of issuance, the Securities on the Tel-Aviv Stock Exchange and provide the required transaction notification to the NASDAQ;

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(j) All sums payable by the Company to the Underwriters under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto (“Taxes”), except as required by applicable law.

6.(a) The Company represents and agrees that, without the prior consent of William Blair & Company, L.L.C., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus the use of which has been consented to by the Representative and which is listed on Schedule II(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and William Blair & Company, L.L.C., it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to William Blair & Company, L.L.C. and, if requested by William Blair & Company, L.L.C., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following (together with any value added tax, withholding or other similar applicable tax thereon): (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel in an amount that is not greater than $5,000); (iv) all fees and expenses in connection with listing the Securities on NASDAQ and the Tel-Aviv Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel in an amount that is not greater than $10,000); (vi) if applicable, the costs incidental to the issuance of the Securities, including the costs of preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related fees and disbursements of Canadian counsel to the Underwriters, which disbursement for Canadian counsel shall not exceed $10,000); (vii) the cost of preparing share certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) all stamp, issuance, registration, documentary, transfer or similar taxes or governmental duties, fees or charges, plus value added tax and any similar taxes, if any, for which the Underwriters are liable in connection with the offer and sale of the Securities to the Underwriters and resales by the Underwriters to the purchasers thereof; (x) (1) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (2) 50% of the cost of aircraft chartered if any, and (3) the cost of other transportation chartered in connection with the road show; and (xi) reasonable and documented expenses of the Underwriters actually incurred in connection with the transactions contemplated by the Agreement not to exceed $62,500 in the aggregate. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Fulbright & Jaworski LLP, U.S. counsel for the Company, shall have furnished to you their written opinion (in the form attached hereto as Annex I), dated such Time of Delivery, in form and substance satisfactory to you; and

(ii) Naschitz Brandes & Co., Israeli counsel for the Company, shall have furnished to you their written opinion (in the form attached hereto as Annex II), dated such Time of Delivery, in form and substance satisfactory to you.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, you shall have received customary “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, dated, respectively, the date hereof such date of post-effective amendment or Time of Delivery, as applicable, of Kost, Forer, Gabbay & Kasierer, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Act and the regulations thereunder, and in form and substance satisfactory to you (including that, in any letter the specified “cut-off” date referred to in such letter shall be a date no more than three days prior to the date of delivery).

(e)(i) The Company and its subsidiaries, when taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the share capital or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Tel-Aviv Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ or the Tel-Aviv Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Israeli authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Israel; (iv) the outbreak or escalation of hostilities involving the United States, Israel or the declaration by the United States or Israel of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) The Securities to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NASDAQ and the Tel-Aviv Stock Exchange;

(h) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the executive officers and directors of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex III hereof in form and substance satisfactory to the Representative;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j) [INTENTIONALLY OMITTED];

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (e) and (f) of this Section 8 and as to such other matters as you may reasonably request.

9.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information, it being understood and agreed that the only such information furnished to the Company by or on behalf of the Underwriters that shall constitute “Underwriter Information” for the purposes of this Agreement consists of the following: the information in the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the heading “Underwriting” in the Pricing Disclosure Package and the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and such party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or the indemnified and indemnifying parties may have actual or potential conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume its legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsels in any applicable jurisdictions), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative in care of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, Attention: General Counsel, Facsimile: (312) 551-4646; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, Facsimile: +972-3-9764040 (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Company irrevocably appoints AudioCodes Inc., located at 27 World’s Fair Drive, Somerset, New Jersey 08873, Attention: President, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Underwriters shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

25. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page follows]

If the foregoing is in accordance with your understanding, please sign and return this signature page to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AudioCodes Ltd.

By:	/s/ Shabtai Adlersberg
Name: Shabtai Adlersberg
Title: Chief Executive Officer

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Arthur J. Simon
Name: Arthur J. Simon
Title: Partner & General Counsel

On behalf of each of the Underwriters

Execution Version

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
William Blair & Company, L.L.C.	1,750,000	262,500
Needham & Company, LLC	875,000	131,250
Oppenheimer & Co. Inc.	875,000	131,250

Total	3,500,000	525,000

1

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

Free Writing Prospectus, dated March 5, 2014, filed with the Commission on March 5, 2014

(b) Additional Documents Incorporated by Reference:

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Securities is $8.00

The number of Securities purchased by the Underwriters is 3,500,000

2

SCHEDULE III

 [Lock-up Signatories]

Name
Stanley B. Stern
Shabtai Adlersberg
Guy Avidan
Lior Aldema
Joseph Tenne
Dr. Eyal Kishon
Doron Nevo
Zehava Simon

3

Annex I

[Form of Issuer’s U.S. Counsel Opinion]

  Good Standing of Subsidiaries; Foreign Qualification of Company. AudioCodes, Inc., a Delaware corporation (the “U.S. Significant Subsidiary”) has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the U.S. Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth on Exhibit A;

  Subsidiary Stock. All of the issued shares of capital stock of the U.S. Significant Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable;

  Compliance with Registration Requirements; Effectiveness. The Registration Statement has become effective under the Act; the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act and each Issuer Free Writing Prospectus has been filed in accordance with Rule 433 under the Act, and, based solely on review of the “Stop Orders” page of the Commission’s website, no stop order suspending the effectiveness of a Registration Statement or any part thereof (including the Prospectus) has been issued and no proceedings for that purpose have been instituted or are pending or overtly threatened under the Act; the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Material United States Federal and Israeli Income Tax Considerations—United States Federal Income Tax Considerations,” to the extent they address matters of United States federal income tax law, are accurate summaries thereof in all material respects; to our knowledge, no independent investigation having been made, there is no action, suit or proceeding by or before any U.S. court or governmental agency, authority or body required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not disclosed therein as required by the Act and the rules and regulations thereunder and no contract or instrument of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or required to be filed as an exhibit to the Registration Statement under the Act and the rules and regulations thereunder has not been described or filed as required;

  Absence of Further Requirements. No consent, approval, authorization or order of, or filing with any U.S. Federal, New York or Delaware (only with respect to the Delaware General Corporation Law) court or governmental agency or body having jurisdiction over the Company or the U.S. Significant Subsidiary is required to be obtained or made by the Company or the U.S. Significant Subsidiary for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and except such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus, or under the bylaws, rules and regulations of FINRA;

4

  Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the U.S. Significant Subsidiary pursuant to the charter, by-laws or other governing document of the U.S. Significant Subsidiary, any applicable statute, rule or regulation, or order known to us, of any New York, Delaware (only with respect to the Delaware General Corporation Law) or Federal governmental agency or body or any court having jurisdiction over the Company or its subsidiaries or under the Indenture, dated November 9, 2004, between the Company and U.S. Bank National Association, as Trustee, with respect to the 2.00% Senior Convertible Notes due 2024 or under the Sublease Agreement, dated December 30, 2003, listed as Exhibit 4.12 to the Company’s Form 20-F for the fiscal year ended December 31, 2012;

  Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an "investment company" as defined in the Investment Company Act;

  Pursuant to the Section 19 of the Underwriting Agreement, assuming the validity of such actions under the laws of the State of Israel, and subject to mandatory choice of law and jurisdiction rules and constitutional limitations, under the laws of the State of New York (i) the Company has validly chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) the Company has submitted to the personal jurisdiction of courts of the State of New York and of U.S. federal courts, in each case located in the Borough of Manhattan in the City of New York, in connection with a suit or proceeding arising in respect of the Underwriting Agreement, (iii) the Company has, to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) the Company has appointed the U.S. Significant Subsidiary as its initial authorized agent for the purpose described in Section 19 of the Underwriting Agreement.

In addition, such counsel will provide a statement as to the following observations:

The Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B), the Pricing Prospectus, any Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus, and each amendment or supplement thereto as of their respective effective time or issue dates, each appeared on its face to comply as to form in all material respects with the requirements of the Act and the regulations thereunder; and each of the documents incorporated by reference into the aforementioned documents in the English language appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and rules thereunder (it being understood that in passing upon compliance as to form of such documents, we do not assume responsibility for the accuracy, completeness or fairness of the information included or incorporated by reference in such documents (except to the extent set forth in paragraph 3 above) and make no statements as to English translations of exhibits in the Hebrew language);

5

We have participated in the preparation of the Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B), the Pricing Prospectus, any Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus, and each amendment or supplement thereto. Although we have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information included or incorporated by reference in such documents (except to the extent set forth in paragraph 3 above), we have from time to time had discussions with certain officers, directors and employees of the Company, with representatives of Naschitz, Brandes & Co., Israeli counsel to the Company, with representatives of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global Limited, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in such documents, with the Underwriters and with counsel to the Underwriters. Based on our participation and discussions described above (relying in respect of questions of fact relating to the determination of materiality to the extent we deem appropriate upon discussions with officers or other representatives of the Company), no facts have come to our attention that give us reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective time or the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the First Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no facts have come to our attention that give us reason to believe that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the financial statements, financial schedules and other financial data included or incorporated by reference therein (with respect to which we understand that you are relying upon Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global Limited, the Company’s independent auditors) or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global Limited, as experts.

6

Annex II

[Form of Issuer’s Israeli Counsel Opinion]

  Due Incorporation and Valid Existence of the Company. The Company has been duly incorporated and is validly existing under the laws of the State of Israel, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

  Authority to Transact. The Company has all the requisite corporate power and authority, and has taken all necessary actions, to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

3.	Offered Securities: Capitalization. The Securities being issued and sold by the Company on the First Time of Delivery have been duly authorized and, when issued in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, third party rights or claims and conform to the description of such Securities contained in the Pricing Disclosure Package and the Prospectus; the authorized share capital of the Company is as set forth in the Pricing Disclosure Package; the shareholders of the Company have no preemptive rights or other rights with respect to the Securities; except as disclosed in the Pricing Disclosure Package, there are no restrictions upon the voting or transfer of any securities of the Company pursuant to the Company’s Memorandum of Association or Articles of Association or, to our knowledge, pursuant to any agreement or instrument to which the Company is a party or by which it is bound.

4.	Registration Rights. To the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights.

5.	Absence of Further Requirements. No consent, approval, authorization, qualification, order of, filing, or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or its subsidiaries under Israeli laws, for the consummation of the transactions contemplated by the Underwriting Agreement, the issuance and sale of the Securities, except such as have been obtained.

6.	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the Articles of Association or Memorandum of Association of the Company, (ii) any Israeli statute, rule or regulation of, or any order known to us of, any Israeli governmental agency or body or any Israeli court (each, an “Israeli Governmental Authority”) having jurisdiction over the Company, its subsidiaries or any of their properties, or (iii) any material agreement or instrument governed by Israeli law to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the properties of the Company or its subsidiaries is subject.

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  No other legal proceedings. Except as disclosed in the Pricing Disclosure Package and the Prospectus, we do not know of any current or pending legal, governmental or regulatory proceedings of any Israeli Governmental Authority to which the Company or its subsidiaries are a party that would have a Material Adverse Effect.

  Authorization of Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

  Accuracy of Information. The statements (i) in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Share Capital,” “Material United Stated Federal and Israeli Income Tax Considerations – Israeli Taxation and Government Programs,” “Enforceability of Civil Liabilities,” “Risk Factors – Risks Related to Operations in Israel” and “Dividend Policy,” (ii) the statements under Item 8 of Part II, and (iii) the statements in the Company’s Form 20-F for the year ended December 31, 2012 under the captions “Operating and Financial Review and Prospects – Research and Development, Patents and Licenses, Etc." (Item 5.C.), “Directors, Senior Management and Employees – Board Practices” (Item 6.C.), “Directors, Senior Management and Employees – Employees” (Item 6.C.), and “Additional Information – Memorandum and Articles of Association” (Item 10.B.), in each case, insofar as such statements summarize legal matters as to laws of the State of Israel, provisions of the Company's Articles of Association, or agreements, documents or proceedings discussed therein governed by the laws of the State of Israel, are accurate and present fairly the information with respect to such documents and matters in all material respects.

  No Israeli Taxes. Assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, the issuance and delivery by the Company to the Underwriters of the Securities, the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof as contemplated in the Underwriting Agreement are not subject to any tax, including any value added tax or any other transfer taxes, imposed by the State of Israel or any political subdivision or taxing authority thereof or therein, and the Underwriters are not required to withhold any Israeli taxes from the consideration for the Securities paid by them to the Company and the initial purchasers of the Securities (assuming they are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel) are not required to withhold any Israeli taxes from the consideration for the Securities paid by them to the Underwriters.

  Jurisdictional Matters. Under the laws of the State of Israel, the submission by the Company to the exclusive jurisdiction of a New York State court located in The City and County of New York, as set forth in Section 19 of the Underwriting Agreement and the designation of New York law to apply to the Underwriting Agreement as set forth in Section 19 of the Underwriting Agreement are binding upon the Company and, if properly brought to the attention of the court in accordance with the laws of the State of Israel, would be enforceable in any judicial proceedings in Israel, subject to the conditions and qualifications set forth in the Pricing Disclosure Package and the Prospectus.

  Designation of Agent. The Company has duly designated AudioCodes Inc. as its agent to receive service of process as set forth in Section 19 of the Underwriting Agreement.

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  No Israeli Prospectus. The Company is not required to publish a prospectus in Israel under the laws of the State of Israel with respect to the offer and sale of the Securities pursuant to the Underwriting Agreement; provided that with respect to the opinion set forth in this paragraph (13), we have assumed that aside from investors who are specified in Section 15A(b) of the Israeli Securities Law, 5728-1968, there were no more than 35 offerees, in the aggregate, to whom the Company, the Underwriters and any of their respective representatives made an offering in Israel of any securities of the Company in the past twelve months.

  Enforceability of Judgments. A final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States in any action arising out of or in connection with or with respect to any transaction contemplated by the Underwriting Agreement would be enforced by Israeli courts, according and subject to the provisions and limitations described in the Pricing Disclosure Package and the Prospectus under the caption "Enforceability of Civil Liabilities”. Under the laws of the State of Israel, neither the Company nor its Israeli Subsidiaries would be entitled to invoke immunity from jurisdiction or immunity from execution in respect of any action arising out of its obligations under the Underwriting Agreement.

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Annex III

[Form of Lock-Up Letter]

AudioCodes Ltd.
Lock-Up Letter Agreement

March 3, 2014

William Blair & Company, L.L.C.
     as Representative of the Several Underwriters
     named in the Underwriting Agreement (the “Underwriters”)
222 West Adams Street
Chicago, Illinois 60606

Re:        Proposed Public Offering by AudioCodes Ltd.

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares, nominal value NIS $0.01 per share (“Ordinary Shares”), and/or securities convertible into or exchangeable or exercisable for Ordinary Shares, of AudioCodes Ltd., a company organized under the laws of the State of Israel (the “Company”), understands that William Blair & Company, L.L.C. (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s Ordinary Shares. In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period commencing on the date hereof and ending on the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters (with the process of obtaining such consent to be coordinated through the Representative), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (each, a “Transfer”) any Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such Transfer shall not involve a disposition for value, (3) such Transfers are not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended or under Israel’s Securities Law, 5728-1968 (or regulations promulgated thereunder) (the “Israeli Securities Law Regulations”) and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such Transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to any investment fund or other entity controlled or managed by the undersigned; or

(v) Transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

In addition, (1) notwithstanding the foregoing, the undersigned may Transfer Lock-Up Securities pursuant to an existing Rule 10b5-1 trading plan as in effect on the date hereof and (2) this letter agreement shall not restrict the delivery of Ordinary Shares to the undersigned upon vesting and settlement of restricted share units or exercise of options outstanding on the date hereof in accordance with their terms.

Furthermore, the undersigned may sell Ordinary Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission (other than a Form 144 in relation to such a sale otherwise permitted hereunder), or under Israeli Securities Law Regulations, and (ii) neither the undersigned nor any purchaser of the Ordinary Shares otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Securities if such Transfer would constitute a violation or breach of this agreement.

This letter agreement shall automatically terminate if (i) the Company notifies the Representative that it does not intend to proceed with the Public Offering, (ii) if the Underwriting Agreement is not executed prior to March 31, 2014 or (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: